Press Release                                     Source: Thomas Equipment, Inc.

Thomas Equipment Inc. Files 8-K Including the Financial Audit of Pneutech Inc.

Monday April 4, 8:02 am ET

MILWAUKEE--(BUSINESS WIRE)--April 4, 2005--Thomas Equipment Inc. ("Thomas") (OTCBB:TEQI - News) today filed an 8-K relating to the audit and consolidation of the financial results of Pneutech Inc. Thomas acquired Pneutech and Pneutech's wholly owned subsidiaries, www.pneutech-rousseau.com, in a stock for stock exchange on February 28, 2005. Pneutech is primarily a manufacturer of hydraulic systems and is a strategic supplier to Thomas.

"Today's filing gives our investors a clear road map as to how Thomas and its Pneutech Inc. subsidiaries fit together. The Pneutech Inc. acquisition is proceeding well as we reported last week. It reflects the continued success of our 'Thomas(2)' initiative," said Clifford Rhee, President and CEO of Thomas. "We continue to integrate our businesses and ramp up revenue from our recent organic sales growth. We are very pleased with our progress."

TEQI Chairman David M. Marks stated: "Team Thomas is committed to timely filings and results. In fact, this 8-K was filed early. It provides our investors with a clear understanding of the financial picture of Pneutech Inc. and its subsidiaries. Cliff and our Board of Directors are confident that we will create tremendous shareholder value, as we continue to build the Thomas business and that of its subsidiaries."

Pneutech Inc.'s 2004 Fiscal Year Results:

Fiscal Year 2004 net sales were U.S.        $49,040,577
                                Canadian    $64,616,348

Reconciliation of earnings following U.S. generally accepted accounting principles with Non-GAAP financial measures (Non-GAAP earnings):

In accordance with the Securities and Exchange Commission's (SEC) Release No. 34-47226 and its related Q&A, TEQI supplements its financial statements filed with the SEC provided in accordance with accounting principles generally accepted in the U.S. with non-GAAP financial measures that exclude those transactions that management do not reasonably expect to be part of recurring business transactions over the long term. TEQI's management believes the non-GAAP information provides investors useful information to understand operating results. TEQI's management uses such non-GAAP measures internally to evaluate the company's net income and operating performance on a period over period basis, and for planning and forecasting future periods.

The financial information below is derived from the financial statements of TEQI's significant acquisition, Pneutech, Inc., as reported in TEQI's recently filed SB-2 and form 8K/A.

Non-GAAP net income (loss) excludes and includes items as listed below:

Reconciliation of GAAP earnings to Non GAAP earnings:

                                                             YEAR ENDED
                                                          OCTOBER 31, 2004
                                                             In thousands

Net Income before income tax, before excluding items to
 normalize results                                                218

Increase (Decrease) to Net Income for normalization:
Eliminate debt discount in financing expense                      190
                                                                -----
Adjustment to Net Income before tax                               190
                                                                -----
Net Income before income tax after excluding items to
 normalize results                                                408

Increase (Decrease) to Net Income for Normalized EBITDA
Elimination of depreciation and amortization                    1,238
Elimination of financing costs                                  1,441
                                                                -----
Adjustment to results                                           2,679
                                                                -----
Net Income after excluding items to normalize results and
 interest, depreciation, taxes and amortization                 3,087
                                                                -----

About Thomas Equipment Inc. ("TEQI"): Thomas Equipment Inc., www.thomas-equipment.com, and its subsidiaries including Pneutech Inc., www.pneutech.ca, Rousseau Controls Inc., www.rousseaucontrols.com, Samsung Industry Co. Ltd., www.ss-ind.com, and Hydramen Fluid Power Limited, www.hydramen.com: Thomas is an innovative and technologically advanced global manufacturer of a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plants and six models of mini excavators. Thomas distributes its products through a worldwide network of distributors and wholesalers. In addition, Thomas' wholly owned subsidiaries manufacture specialty industrial and construction products, a complete line of potato harvesting and handling equipment, fluid power components, pneumatic and hydraulic systems, spiral wound metal gaskets, and packing material.

Safe Harbor Statement Under the Private Securities Litigation Act of 1995 - With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of TEQI could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

____________________
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